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                                                                    Exhibit 23.1

                     [Letterhead of Arthur Andersen LLP]

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference to this registration statement on Form S-4 (the "Registration Statement") of our report dated March 12, 1998 included in NEXTLINK Communications, Inc.'s Form 10-KSB for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.


                                            /s/ Arthur Andersen LLP

Seattle, Washington
February 22, 1999